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                                                                     EXHIBIT 5.1

                      OPINION OF RAICE PAYKIN & KRIEG, LLP

                     [RAICE PAYKIN & KRIEG, LLP LETTERHEAD]

June 30, 2003
Action Products International, Inc.
390 N. Orange Ave., Suite 2185
Orlando, Florida  32801

         Re:      Form S-3 Registration Statement

Ladies and Gentlemen:

         We have acted as counsel for Action Products International, Inc., a Florida corporation, (the "Corporation"), in connection with the referenced Registration Statement on Form S-3 (the "Registration Statement") being filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 3,272,092 shares of the Corporation's Common Stock, $0.001 par value ("Common Stock"), that may be issued pursuant to the warrants referenced in the Registration Statement. This Opinion Letter is rendered pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K.

         We have examined the Articles of Incorporation of the Corporation, as amended, the Bylaws of the Corporation, as amended, records of proceedings of the Board of Directors of the Corporation deemed by us to be relevant to this opinion letter, the Registration Statement and other documents and agreements we deemed necessary for purposes of expressing the opinion set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

         As to certain factual matters relevant to this opinion letter, we have relied upon certificates and statements of officers of the Corporation and certificates of public officials. We have made no independent investigation with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

         This opinion letter is provided to the Corporation and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated.

         We are admitted to practice law in the State of New York, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of New York and of the Business Corporation Act of the State of Florida and applicable case law.

         Based on the foregoing, it is our opinion that the 3,272,092 shares of Common Stock covered by the Registration Statement to be issued pursuant to the warrants referenced in the Registration Statement, when issued in accordance with the terms and conditions of the warrants will be, legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our firm name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                            Sincerely,

                                            /s/ RAICE PAYKIN & KRIEG, LLP









EXHIBIT 5.1 - OPINION OF RAICE PAYKIN & KRIEG, LLP

                                      [RAICE PAYKIN & KRIEG, LLP LETTERHEAD]
June 30, 2003
Action Products International, Inc.
390 N. Orange Ave., Suite 2185
Orlando, Florida  32801

         Re:      Form S-3 Registration Statement

Ladies and Gentlemen:

         We have acted as counsel for Action Products International, Inc., a Florida corporation, (the "Corporation"), in connection with the referenced Registration Statement on Form S-3 (the "Registration Statement") being filed by the Corporation with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, and covering 3,272,092 shares of the Corporation's Common Stock, $0.001 par value ("Common Stock"), that may be issued pursuant to the warrants referenced in the Registration Statement. This Opinion Letter is rendered pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K.

         We have examined the Articles of Incorporation of the Corporation, as amended, the Bylaws of the Corporation, as amended, records of proceedings of the Board of Directors of the Corporation deemed by us to be relevant to this opinion letter, the Registration Statement and other documents and agreements we deemed necessary for purposes of expressing the opinion set forth herein. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

         As to certain factual matters relevant to this opinion letter, we have relied upon certificates and statements of officers of the Corporation and certificates of public officials. We have made no independent investigation with regard thereto, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

         This opinion letter is provided to the Corporation and the Commission for their use solely in connection with the transactions contemplated by the Registration Statement. The only opinion rendered by us consists of those matters set forth in the sixth paragraph hereof, and no opinion may be implied or inferred beyond those expressly stated.

         We are admitted to practice law in the State of New York, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of New York and of the Business Corporation Act of the State of Florida and applicable case law.

         Based on the foregoing, it is our opinion that the 3,272,092 shares of Common Stock covered by the Registration Statement to be issued pursuant to the warrants referenced in the Registration Statement, when issued in accordance with the terms and conditions of the warrants will be, legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our firm name wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                                  Sincerely,

                                                  /s/ RAICE PAYKIN & KRIEG, LLP